Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson
212-351-7216
david.kirby@hudson.com

Hudson Global Reports 2016 Fourth Quarter and Full-Year Results

NEW YORK, NY - March 2, 2017 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, today announced financial results for the fourth quarter and full-year ended December 31, 2016.

2016 Fourth Quarter Summary

•	Revenue of $100.3 million declined 5.5 percent from the fourth quarter of 2015, or 0.4 percent in constant currency.

•	Gross margin of $42.8 million declined 3.7 percent from the fourth quarter of 2015, but was flat in constant currency.

•	Net loss* of $0.3 million, or $0.01 per basic and diluted share, compared with net loss* of $2.6 million, or $0.07 per basic and diluted share, for the fourth quarter of 2015.

•	Adjusted EBITDA** of $0.9 million, compared with adjusted EBITDA of $1.4 million in the fourth quarter of 2015.

2016 Full-Year Summary

•
On a reported basis, revenue of $422.7 million declined 8.7 percent from 2015, or 4.7 percent in constant currency. On a retained*** basis, excluding the Americas IT and the Netherlands businesses which were sold during the second quarter of 2015, revenue declined 3.1 percent from 2015, but increased 1.5 percent in constant currency.

•
On a reported basis, gross margin of $174.4 million declined 7.1 percent from 2015, or 4.0 percent in constant currency. On a retained*** basis, excluding the Americas IT and the Netherlands businesses, gross margin declined 3.8 percent in reported currency and 0.5 percent in constant currency from 2015.

•	Net loss* of $8.8 million, or $0.26 per basic and diluted share, compared with net income of $2.3 million, or $0.07 per basic and diluted share, in 2015.

•	Adjusted EBITDA** loss of $1.5 million, including $3.0 million of compensation and legal fees related to arbitration with the company's former chairman and chief executive officer,

compared with adjusted EBITDA loss of $2.7 million in 2015. Adjusted EBITDA in 2016 would have been positive excluding the arbitration expense.

* Includes continuing and discontinued operations.
** Adjusted EBITDA and EBITDA are defined in the segment tables at the end of this release.
*** See reconciliation for retained revenue and gross margin tables at the end of this release.

“We continued to deliver gross margin growth in many of our markets, including Americas, Australia/New Zealand, Belgium, France, Hong Kong and Spain," said Stephen Nolan, chief executive officer at Hudson. "We generated over $5 million in cash flow from operations in the fourth quarter and delivered year-over-year improvement in adjusted EBITDA in 2016.”

Regional Highlights

Americas

In the fourth quarter of 2016, Hudson Americas' gross margin increased 5 percent compared with the fourth quarter of 2015. RPO gross margin increased in the quarter on continued client growth and expansion. EBITDA was $0.5 million in the fourth quarter, compared with EBITDA of $0.6 million a year ago. The region delivered adjusted EBITDA of $0.6 million in the fourth quarter, compared with $0.7 million in the fourth quarter of 2015.

Hudson Americas' gross margin in 2016 decreased 15 percent on a reported basis in constant currency from 2015, but increased 7 percent on a retained*** basis. RPO gross margin increased by 7 percent in 2016, driven by new client wins and increased business with some existing clients. On a reported basis, EBITDA was $0.8 million, compared with $13.4 million in 2015, which included the $15.9 million gain on sale of the Americas IT business. On a reported basis, adjusted EBITDA was $1.2 million in 2016, compared with adjusted EBITDA loss of $0.7 million in 2015.

Asia Pacific

Hudson Asia Pacific's gross margin decreased 6 percent in constant currency in the fourth quarter of 2016 compared with the same period in 2015. Gross margin growth in Australia/New Zealand of 3 percent was offset by a 23 percent decline in Asia, driven by tougher market conditions and internal challenges in China following rapid growth in recent years. RPO gross margin declined by 11 percent, driven by 9 percent decline in Australia due to reduced client demand, as well as a 29 percent decline in China as the company shifts its focus to longer-term contracts. EBITDA was $0.0 million in the fourth quarter, compared with EBITDA of $1.0 million a year ago. Asia Pacific delivered adjusted EBITDA of $0.4 million, down from adjusted EBITDA of $1.7 million in the fourth quarter of 2015.

In 2016, gross margin decreased 5 percent in Hudson Asia Pacific in constant currency compared with 2015. Results were driven by 16 percent growth in temporary contracting, 14 percent decline in permanent recruitment, and 2 percent growth in RPO against 2015. Growth by country was led by Australia, up 6 percent, as well as New Zealand and Hong Kong, both up 16 percent, though weighed down by lower results in China, off by 33 percent against prior year. EBITDA in 2016, was a loss of $0.3 million, compared with EBITDA of $2.9 million in 2015. Adjusted EBITDA was $2.6 million, down from adjusted EBITDA of $7.0 million in 2015.

Europe

Hudson Europe's gross margin increased 6 percent in constant currency in the fourth quarter of 2016 from the fourth quarter of 2015. Continental Europe gross margin increased by 20 percent in constant currency in the quarter. France, Belgium and Spain continued to deliver gross margin growth, up 35 percent, 16 percent and 9 percent respectively. Gross margin in the U.K. was down 11 percent, as 18 percent growth in permanent recruitment did not offset declines in temporary contracting, driven by reduced demand in Financial Services and slower hiring patterns following the U.K. vote to exit the European Union. EBITDA was $0.3 million in the fourth quarter, compared with EBITDA of $0.6 million a year ago. Adjusted EBITDA of $1.3 million compared with adjusted EBITDA of $1.1 million a year ago.

Hudson Europe's gross margin decreased 1 percent on a reported basis in 2016 in constant currency compared with 2015, but increased 3 percent on a retained*** basis. Continental Europe delivered 15 percent growth on a retained*** basis, driven by Belgium and France, up 15 percent and 21 percent, respectively, offset by the U.K., which was down 10 percent against 2015. In the U.K., growth in RPO of 11 percent was offset by recruitment, down 15 percent from 2015. On a reported basis, EBITDA was $1.1 million in 2016, compared with a loss of $0.2 million in 2015. On a reported basis, adjusted EBITDA was $4.2 million, compared with $2.3 million in 2015.

Liquidity and Capital Resources

The company ended the fourth quarter of 2016 with $40.0 million in liquidity, composed of $21.3 million in cash and $18.6 million in availability under its credit facilities. This compares with $37.7 million in cash and $20.5 million in availability under its credit facilities at the end of 2015. The company generated $5.6 million in cash flow from operations during the fourth quarter and used $9.4 million in cash flow from operations for the year of 2016. The company had $7.8 million of outstanding borrowings at the end of the fourth quarter of 2016.

Share Repurchase Program

During the fourth quarter of 2016, the company continued its share repurchase program for which it has an authorization of up to $10 million of the company’s common stock. The company purchased 142,671 shares for $0.2 million as part of the buyback program during the fourth quarter. Since the inception of this program in the third quarter of 2015 through the end of 2016, the company has purchased 2,989,127 shares for $6.5 million.

Business Outlook

With respect to forward-looking non-GAAP measures, a reconciliation of the non-GAAP measures to the corresponding GAAP measures is not available without unreasonable efforts due to the variability, complexity and low visibility of the non-cash and other items described below that we exclude from the non-GAAP outlook measures. The variability of these items is likely to have a significant impact on our future GAAP financial results.

Given current economic conditions, the company expects first quarter 2017 revenue of between $95 million and $105 million and adjusted EBITDA of between $1.5 million loss and $0.5 million gain at prevailing exchange rates. In the first quarter of 2016, revenue was $101.2 million and adjusted EBITDA was a loss of $2.0 million. This outlook assumes an average exchange rate of 1.25 US Dollars to the British Pound, 1.07 US Dollars to the Euro and 0.76 US Dollars to the Australian Dollar.

Conference Call/Webcast

Hudson will conduct a conference call today at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the company's web site at Hudson.com.

The archived call will be available on the investor information section of the company's web site at Hudson.com.

About Hudson

Hudson is a global talent solutions company with expertise in leadership and specialized recruitment, recruitment process outsourcing, talent management and contracting solutions. We help our clients and candidates succeed by leveraging our expertise, deep industry and market knowledge, and proprietary assessment tools and techniques. Operating around the globe through relationships with millions of specialized professionals, we bring an unparalleled ability to match talent with opportunities by assessing, recruiting, developing and engaging the best and brightest people for our clients. We combine broad geographic presence, world-class talent solutions and a tailored, consultative approach to help businesses and professionals achieve higher performance and outstanding results. More information is available at Hudson.com.

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions' that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; the company’s ability to successfully achieve its strategic initiatives; risks related to fluctuations in the company's operating results from quarter to quarter; the ability of clients to terminate their relationship with the company at any time; competition in the company's markets; the negative cash flows and operating losses that may recur in the future; restrictions on the company's operating flexibility due to the terms of its credit facilities; risks associated with the company's investment strategy; risks related to international operations, including foreign currency fluctuations; the company's dependence on key management personnel; the company's ability to attract and retain highly skilled professionals; the company's ability to collect accounts receivable; the company’s ability to maintain costs at an acceptable level; the company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the company’s business reorganization initiatives and limits on related insurance coverage; the company’s ability to utilize net operating loss carry-forwards; volatility of the company's stock price; the impact of government regulations; and restrictions imposed by blocking arrangements. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue	$100,314	$106,109	$422,744	$463,197
Direct costs	57,540	61,670	248,327	275,487
Gross margin	42,774	44,439	174,417	187,710
Operating expenses:
Selling, general and administrative expenses	42,033	43,350	177,334	194,631
Depreciation and amortization	796	805	3,090	3,845
Business reorganization	616	161	1,580	5,828
Total operating expenses	43,445	44,316	182,004	204,304
Gain (loss) on sale and exit of businesses	—	17	—	19,835
Operating income (loss)	(671)	140	(7,587)	3,241
Non-operating income (expense):
Interest income (expense), net	(93)	(180)	(357)	(722)
Other income (expense), net	198	(481)	(247)	(266)
Income (loss) before provision for income taxes from continuing operations	(566)	(521)	(8,191)	2,253
Provision for (benefit from) income taxes	(458)	1,963	742	646
Income (loss) from continuing operations	(108)	(2,484)	(8,933)	1,607
Income (loss) from discontinued operations, net of income taxes	(184)	(142)	143	722
Net income (loss)	$(292)	$(2,626)	$(8,790)	$2,329
Earnings (loss) per share:
Basic and diluted
Income (loss) from continuing operations	$—	$(0.07)	$(0.27)	$0.05
Income (loss) from discontinued operations	(0.01)	—	0.01	0.02
Net income (loss)	$(0.01)	$(0.08)	$(0.26)	$0.07
Weighted-average shares outstanding:
Basic	32,227	34,274	33,174	33,869
Diluted	32,227	34,274	33,174	34,084

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$21,322	$37,663
Accounts receivable, less allowance for doubtful accounts of $799 and $860, respectively	58,517	62,420
Prepaid and other	4,265	5,979
Current assets of discontinued operations	38	81
Total current assets	84,142	106,143
Property and equipment, net	7,041	7,928
Deferred tax assets, non-current	6,494	6,724
Other assets	4,135	4,154
Total assets	$101,812	$124,949
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,666	$5,184
Accrued expenses and other current liabilities	36,154	40,344
Short-term borrowings	7,770	2,368
Accrued business reorganization	1,756	2,252
Current liabilities of discontinued operations	233	1,443
Total current liabilities	50,579	51,591
Deferred rent and tenant improvement contributions	2,968	4,244
Income tax payable, non-current	2,211	2,279
Other non-current liabilities	4,169	5,655
Total liabilities	59,927	63,769
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized; issued 34,910 and 35,260 shares, respectively	34	34
Additional paid-in capital	482,265	480,816
Accumulated deficit	(440,478)	(428,287)
Accumulated other comprehensive income	6,931	10,292
Treasury stock, 3,145 and 646 shares, respectively, at cost	(6,867)	(1,675)
Total stockholders’ equity	41,885	61,180
Total liabilities and stockholders' equity	$101,812	$124,949

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
(in thousands)
(unaudited)

For The Three Months Ended December 31, 2016	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$3,901	$59,122	$37,291	$—	$100,314
Gross margin, from external customers	$3,400	$20,524	$18,850	$—	$42,774
Adjusted EBITDA (loss) (1)	$587	$373	$1,302	$(1,355)	$907
Business reorganization expenses (recovery)	2	(24)	606	32	616
Stock-based compensation expense	27	(4)	13	130	166
Non-operating expense (income), including corporate administration charges	100	383	378	(1,059)	(198)
EBITDA (loss) (1)	$458	$18	$305	$(458)	$323
Depreciation and amortization expenses					796
Interest expense (income), net					93
Provision for (benefit from) income taxes					(458)
Income (loss) from continuing operations					(108)
Income (loss) from discontinued operations, net of income taxes					(184)
Net income (loss)					$(292)

For The Three Months Ended December 31, 2015	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$3,731	$53,268	$49,110	$—	$106,109
Gross margin, from external customers	$3,235	$21,609	$19,595	$—	$44,439
Adjusted EBITDA (loss) (1)	$673	$1,706	$1,114	$(2,136)	$1,357
Business reorganization expenses (recovery)	102	—	205	(146)	161
Stock-based compensation expense	4	43	17	204	268
Gain (loss) on sale and exit of businesses	—	—	17	—	17
Non-operating expense (income), including corporate administration charges	4	665	325	(513)	481
EBITDA (loss) (1)	$563	$998	$584	$(1,681)	$464
Depreciation and amortization expenses					805
Interest expense (income), net					180
Provision for (benefit from) income taxes					1,963
Income (loss) from continuing operations					(2,484)
Income (loss) from discontinued operations, net of income taxes					(142)
Net income (loss)					$(2,626)

1.
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE (continued)
(in thousands)
(unaudited)

For The Three Months Ended September 30, 2016	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$4,163	$64,607	$39,366	$—	$108,136
Gross margin, from external customers	$3,691	$22,414	$17,437	$—	$43,542
Adjusted EBITDA (loss) (1)	$423	$1,122	$100	$(1,294)	$351
Business reorganization expenses (recovery)	(3)	(1)	188	(1)	183
Stock-based compensation expense	5	(41)	55	134	153
Non-operating expense (income), including corporate administration charges	95	889	323	(1,012)	295
EBITDA (loss) (1)	$326	$275	$(466)	$(415)	$(280)
Depreciation and amortization expenses					801
Interest expense (income), net					109
Provision for (benefit from) income taxes					718
Income (loss) from continuing operations					(1,908)
Income (loss) from discontinued operations, net of income taxes					35
Net income (loss)					$(1,873)

For The Three Months Ended March 31, 2016	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$3,837	$51,071	$46,319	$—	$101,227
Gross margin, from external customers	$3,341	$18,771	$19,150	$—	$41,262
Adjusted EBITDA (loss) (1)	$241	$(152)	$471	$(2,569)	$(2,009)
Business reorganization expenses (recovery)	(16)	197	484	(28)	637
Stock-based compensation expense	28	80	44	219	371
Non-operating expense (income), including corporate administration charges	67	802	273	(1,005)	137
EBITDA (loss) (1)	$162	$(1,231)	$(330)	$(1,755)	$(3,154)
Depreciation and amortization expenses					688
Interest expense (income), net					54
Provision for (benefit from) income taxes					(326)
Income (loss) from continuing operations					(3,570)
Income (loss) from discontinued operations, net of income taxes					83
Net income (loss)					$(3,487)

1.
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - YEAR TO DATE
(in thousands)
(unaudited)

For The Year Ended December 31, 2016	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$15,561	$236,839	$170,344	$—	$422,744
Gross margin, from external customers	$13,609	$84,126	$76,682	$—	$174,417
Adjusted EBITDA (loss) (1)	$1,209	$2,614	$4,194	$(9,485)	$(1,468)
Business reorganization expenses (recovery)	(39)	248	1,387	(16)	1,580
Stock-based compensation expense	108	161	206	974	1,449
Non-operating expense (income), including corporate administration charges	370	2,543	1,537	(4,203)	247
EBITDA (loss) (1)	$770	$(338)	$1,064	$(6,240)	$(4,744)
Depreciation and amortization expenses					3,090
Interest expense (income), net					357
Provision for (benefit from) income taxes					742
Income (loss) from continuing operations					(8,933)
Income (loss) from discontinued operations, net of income taxes					143
Net income (loss)					$(8,790)

For The Year Ended December 31, 2015	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$28,627	$219,391	$215,179	$—	$463,197
Gross margin, from external customers	$16,111	$89,682	$81,917	$—	$187,710
Adjusted EBITDA (loss) (1)	$(703)	$6,955	$2,318	$(11,260)	$(2,690)
Business reorganization expenses (recovery)	1,108	669	2,883	1,168	5,828
Stock-based compensation expense	569	787	808	2,067	4,231
Gain (loss) on sale and exit of businesses	15,918	—	3,917	—	19,835
Non-operating expense (income), including corporate administration charges	184	2,648	2,751	(5,317)	266
EBITDA (loss) (1)	$13,354	$2,851	$(207)	$(9,178)	$6,820
Depreciation and amortization expenses					3,845
Interest expense (income), net					722
Provision for (benefit from) income taxes					646
Income (loss) from continuing operations					1,607
Income (loss) from discontinued operations, net of income taxes					722
Net income (loss)					$2,329

1.
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY
(in thousands)
(unaudited)

The company operates on a global basis, with the majority of its gross margin generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, gross margin, selling, general and administrative expenses ("SG&A"), business reorganization expenses and other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The company’s management reviews and analyzes business results in constant currency and believes these results better represent the company’s underlying business trends. The company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	For The Three Months Ended December 31,
	2016	2015
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Hudson Americas	$3,901	$3,731	$—	$3,731
Hudson Asia Pacific	59,122	53,268	1,453	54,721
Hudson Europe	37,291	49,110	(6,894)	42,216
Total	$100,314	$106,109	$(5,441)	$100,668
Gross margin:
Hudson Americas	$3,400	$3,235	$(1)	$3,234
Hudson Asia Pacific	20,524	21,609	185	21,794
Hudson Europe	18,850	19,595	(1,854)	17,741
Total	$42,774	$44,439	$(1,670)	$42,769
SG&A (1):
Hudson Americas	$2,836	$2,609	$(2)	$2,607
Hudson Asia Pacific	20,065	19,828	284	20,112
Hudson Europe	17,651	18,580	(1,894)	16,686
Corporate	1,481	2,335	—	2,335
Total	$42,033	$43,352	$(1,612)	$41,740
Business reorganization expenses:
Hudson Americas	$2	$102	$—	$102
Hudson Asia Pacific	(24)	—	—	—
Hudson Europe	606	205	(21)	184
Corporate	32	(146)	—	(146)
Total	$616	$161	$(21)	$140
Operating income (loss):
Hudson Americas	$552	$546	$2	$548
Hudson Asia Pacific	(53)	1,290	(114)	1,176
Hudson Europe	419	726	94	820
Corporate	(1,589)	(2,422)	—	(2,422)
Total	$(671)	$140	$(18)	$122
EBITDA (loss):
Hudson Americas	$458	$563	$(2)	$561
Hudson Asia Pacific	18	998	(110)	888
Hudson Europe	305	584	97	681
Corporate	(458)	(1,681)	—	(1,681)
Total	$323	$464	$(15)	$449

Note: Certain prior year amounts have been reclassified to conform to the current period presentation.

1.	SG&A is a measure that management uses to evaluate the segments’ expenses.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY (continued)
(in thousands)
(unaudited)

	For The Year Ended December 31,
	2016	2015
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Hudson Americas	$15,561	$28,627	$(22)	$28,605
Hudson Asia Pacific	236,839	219,391	(2,235)	217,156
Hudson Europe	170,344	215,179	(17,537)	197,642
Total	$422,744	$463,197	$(19,794)	$443,403
Gross margin:
Hudson Americas	$13,609	$16,111	$(22)	$16,089
Hudson Asia Pacific	84,126	89,682	(1,533)	88,149
Hudson Europe	76,682	81,917	(4,550)	77,367
Total	$174,417	$187,710	$(6,105)	$181,605
SG&A (1):
Hudson Americas	$12,495	$17,413	$(33)	$17,380
Hudson Asia Pacific	81,409	83,035	(1,642)	81,393
Hudson Europe	72,978	80,858	(4,716)	76,142
Corporate	10,452	13,327	—	13,327
Total	$177,334	$194,633	$(6,391)	$188,242
Business reorganization expenses:
Hudson Americas	$(39)	$1,108	$—	$1,108
Hudson Asia Pacific	248	669	29	698
Hudson Europe	1,387	2,883	(141)	2,742
Corporate	(16)	1,168	—	1,168
Total	$1,580	$5,828	$(112)	$5,716
Operating income (loss):
Hudson Americas	$1,090	$12,931	$10	$12,941
Hudson Asia Pacific	454	3,548	119	3,667
Hudson Europe	1,709	1,743	381	2,124
Corporate	(10,840)	(14,981)	—	(14,981)
Total	$(7,587)	$3,241	$510	$3,751
EBITDA (loss):
Hudson Americas	$770	$13,354	$27	$13,381
Hudson Asia Pacific	(338)	2,851	123	2,974
Hudson Europe	1,064	(207)	413	206
Corporate	(6,240)	(9,178)	—	(9,178)
Total	$(4,744)	$6,820	$563	$7,383

1.	SG&A is a measure that management uses to evaluate the segments’ expenses.

HUDSON GLOBAL, INC.
RECONCILIATION FOR RETAINED REVENUE AND GROSS MARGIN
(in thousands)
(unaudited)

Revenue, 2016 vs 2015
	For The Year Ended December 31,
	Reported			Retained (1)
	2016	Variance vs 2015	Constant Currency	2016	Variance vs 2015	Constant Currency
Americas	$15,561	(45.6)%	(45.6)%	$15,561	4.5%	4.6%
Asia Pacific	236,839	8.0%	9.1%	236,839	8.0%	9.1%
Europe	170,344	(20.8)%	(13.8)%	170,344	(15.7)%	(7.7)%
Total	$422,744	(8.7)%	(4.7)%	$422,744	(3.1)%	1.5%

Gross Margin, 2016 vs 2015
	For The Year Ended December 31,
	Reported			Retained (1)
	2016	Variance vs 2015	Constant Currency	2016	Variance vs 2015	Constant Currency
Americas	$13,609	(15.5)%	(15.4)%	$13,609	7.0%	7.2%
Asia Pacific	84,126	(6.2)%	(4.6)%	84,126	(6.2)%	(4.6)%
Europe	76,682	(6.4)%	(0.9)%	76,682	(2.9)%	3.1%
Total	$174,417	(7.1)%	(4.0)%	$174,417	(3.8)%	(0.5)%

(1)
Retained revenue and gross margin and divested revenue and gross margin are non-GAAP terms that management believes provide a better understanding of the underlying revenue and gross margin trends in the business following the divestitures in the second quarter of 2015. Divested revenue and gross margin includes such items attributable to the following businesses: the Americas IT staffing business, the Netherlands business, Ukraine, Czech Republic, Slovakia and Luxembourg. The non-GAAP financial measures do not replace the presentation of GAAP financial results and should only be used as a supplement to, not as a substitute for, Hudson’s financial results presented in accordance with GAAP. The above table provides a reconciliation of the non-GAAP financial measure used in its financial reporting to the most directly comparable GAAP financial measure.